PLAYSTUDIOS, INC. ANNOUNCES SECOND QUARTER AND FIRST HALF 2021 RESULTS
Second Quarter Revenue of $70.8 Million
First Half 2021 Revenue of $144.9 Million, up 6.4% year-over-year
Company positioned to execute M&A growth strategy with enhanced liquidity and the hiring of a corporate development veteran
Las Vegas, Nevada – August 11, 2021 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play casual games for mobile and social platforms that offer real-world rewards to loyal players, today announced financial results for the second quarter and six months ended June 30, 2021.
Second Quarter and First Half 2021 Financial Highlights
•Revenue was $70.8 million during the second quarter of 2021, compared to $77.9 million during the second quarter of 2020. The year-over-year change reflects lift attributable to the stay-at-home restrictions that were in place during the second quarter of 2020. For the six months ended June 30, 2021, revenue grew 6.4% to $144.9 million compared to $136.2 million during the same period in 2020.
•Net loss was $7.0 million during the second quarter of 2021, compared to net income of $13.0 million during the second quarter of 2020. Net loss was $1.1 million during the six months ended June 30, 2021, compared to net income of $18.5 million during the same period in 2020.
•AEBITDA, a non-GAAP financial measure defined below, was $3.4 million during the second quarter of 2021, compared to $22.5 million during the second quarter of 2020. AEBITDA was $17.9 million during the six months ended June 30, 2021, compared to $36.0 million during the same period in 2020.
Andrew Pascal, Chief Executive Officer of PLAYSTUDIOS, commented, “The first half of 2021 was quite eventful, and significant in positioning the Company for future growth. We completed our public listing, raising $185 million of net primary capital, launched myVEGAS Bingo to a global audience, expanded our rewards catalog with new partners and categories, and recruited key hires in Corporate Development and Talent Management.”
He further added, “On the organic growth front, the initial quarterly results of myVEGAS Bingo are encouraging. We are seeing healthy retention, engagement, and monetization trends. Notwithstanding the current high CPI environment where we are being disciplined and thoughtful around user acquisition, we remain confident that myVEGAS Bingo will be a franchise game. On the external growth front, with the strength of our balance sheet, the proven impact of our playAWARDS program, and the addition of an experienced and capable head of corporate development, we’re poised to execute our M&A plans and more fully realize the power of our unique model.”
Recent Business Highlights
•Positioned the company to execute its M&A strategy with up to $380 million of liquidity—$230 million of cash, and an additional $150 million of revolver capacity (including a $75 million accordion feature).
•Hired Jason Hahn, an accomplished and capable leader into the role of Head of Corporate and Business Development. Jason enhances our executive leadership team with his 15+ years of strategic, corporate development, and banking experience from companies such as NBC Universal, Activision Blizzard, and J.P. Morgan.
•Expanded the collection of playAWARDS partners, adding new rewards from Intercontinental Hotel Group, Innovative Music, City Winery, Singing Hills Golf Resort, Peppermill Resorts, and additional properties from MGM Resorts International.
•Secured strategic relationships with Anschutz Entertainment Group (AEG) and Bowlero Bowling and Amusement centers.
•Entered the casual market with the global launch of myVEGAS Bingo. Amassed an initial audience of engaged and avid players with strong monetization and retention trends.

•Advanced the development of Kingdom Boss, the Company’s entry into the fast-growing idle RPG category, which is expected to launch later this year.
•Continued to add new content and features to its core collection of social casino franchises – myVEGAS Slots, POP! Slots, and myKONAMI Slots.
Outlook
The Company expects its full-year 2021 revenue to be in the range of $290 million to $300 million. In addition, full-year AEBITDA is expected to be in the range of $35 million to $40 million.
We have not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on PLAYSTUDIOS' Investor Relations website at http://ir.playstudios.com.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (844) 602-0380 for domestic callers and (862) 298-0970 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) is the developer and operator of award-winning free-to-play casual games for mobile and social platforms. The company’s collection of original and published titles is powered by its groundbreaking playAWARDS loyalty marketing platform, which enables players to earn real-world rewards from a portfolio of global entertainment, retail, technology, travel, leisure, and gaming brands across 17 countries and four continents. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS brings together beautifully designed mobile gaming content with an innovative loyalty platform in order to provide its players with an unequaled entertainment experience and its partners with actionable business insights. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. Average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.
Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses AEBITDA as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenues.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income (Loss) to AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, our liquidity and capital resources, the development and release plans of our games, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2021 and in other filings we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Jacques Cornet
IR@playstudios.com

Media Relations
Doug Donsky / Amy Rossetti
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$70,822	$77,870	$144,919	$136,172
Operating expenses:
Cost of revenue(1)	23,032	26,625	47,520	46,359
Selling and marketing	24,187	14,228	41,187	26,154
General and administrative	12,398	3,811	16,677	9,521
Research and development	17,296	11,647	32,042	21,130
Depreciation and amortization	6,898	5,440	12,932	10,828
Total operating costs and expenses	83,811	61,751	150,358	113,992
Income (loss) from operations	(12,989)	16,119	(5,439)	22,180
Other (income) expense, net:
Change in fair value of warrant liabilities	110	—	110	—
Interest income (expense), net	(107)	(41)	(149)	13
Other income (expense), net	113	203	(129)	15
Total other income (expense), net	116	162	(168)	28
Income (loss) before income taxes	(12,873)	16,281	(5,607)	22,208
Income tax benefit (expense)	5,838	(3,322)	4,490	(3,757)
Net income (loss)	$(7,035)	$12,959	$(1,117)	$18,451
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.07)	$0.14	$(0.01)	$0.20
Diluted	$(0.07)	$0.13	$(0.01)	$0.18
Weighted average shares of common stock outstanding:
Basic	99,297	93,071	97,251	93,023
Diluted	99,297	101,560	97,251	100,277
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$229,901	$48,927
Receivables	25,655	16,616
Prepaid expenses	3,156	2,429
Income tax receivable	10,454	6,959
Other current assets	483	2,854
Total current assets	269,649	77,785
Property and equipment, net	5,254	6,201
Internal-use software, net	42,358	38,756
Goodwill	5,059	5,059
Intangibles, net	1,400	1,624
Deferred income taxes	5,759	3,109
Other long-term assets	4,696	1,927
Total non-current assets	64,526	56,676
Total assets	$334,175	$134,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,662	4,717
Warrant liabilities	20,344	—
Accrued liabilities	14,651	29,089
Total current liabilities	43,657	33,806
Minimum guarantee liability	200	300
Deferred income taxes	2,556	2,970
Other long-term liabilities	1,739	1,306
Total non-current liabilities	4,495	4,576
Total liabilities	$48,152	$38,382
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value (117,918 shares authorized, none and 93,399 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 109,623 and 74,422 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	11	8
Class B common stock, $0.0001 par value (25,000,000 shares authorized, 16,130,300 shares issued and outstanding as of June 30, 2021 and December 31, 2020.	2	2
Additional paid-in capital	262,931	71,786
Retained earnings	22,685	23,802
Accumulated other comprehensive income	394	481
Total stockholders’ equity	286,023	96,079
Total liabilities and stockholders’ equity	$334,175	$134,461

PLAYSTUDIOS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenues, to net income (loss) and net income (loss) margin, the most directly comparable GAAP measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(7,035)	$12,959	$(1,117)	$18,451
Depreciation & amortization	6,898	5,440	12,932	10,828
Income tax expense	(5,838)	3,322	(4,490)	3,757
Stock-based compensation expense	1,946	730	2,846	1,355
Change in fair value of warrant liability	(110)	—	(110)	—
Special infrequent(1)	7,500	27	7,500	1,427
Restructuring and related(2)	20	50	76	78
Other(3)	(5)	(67)	279	67
AEBITDA	3,376	22,461	17,916	35,963

GAAP revenue	70,822	77,870	144,919	136,172

Margin as a % of revenue
Net income (loss) margin	(9.9)%	16.6%	(0.8)%	13.5%
AEBITDA margin	4.8%	28.8%	12.4%	26.4%

(1)Amounts reported during the three and six months ended June 30, 2021 and 2020 represent (i) charitable donations made by us related to the COVID-19 pandemic (ii) the transaction bonus per the terms of the merger agreement related to our business combination with Acies Acquisition Corp. (the “Merger Agreement”) and (iii) a charitable donation per the terms of the Merger Agreement.
(2)Amounts reported during the three and six months ended June 30, 2021 and 2020 consist of severance-related costs.
(3)Amounts reported in “Other” include interest expense, interest income, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Average DAU	1,253	1,548	(295)	(19.1)%	1,256	1,580	(324)	(20.5)%
Average MAU	4,297	4,466	(169)	(3.8)%	4,017	4,521	(504)	(11.1)%
Average DPU	34	36	(2)	(5.6)%	35	34	1	2.9%
Average Daily Payer Conversion	2.7%	2.3%	0.4pp	17.4%	2.8%	2.2%	0.6pp	27.3%
ARPDAU (in dollars)	$0.62	$0.55	$0.07	12.7%	$0.64	$0.47	$0.17	36.2%
pp = percentage points